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Exhibit 4.2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

STOCKHOLDERS' AGREEMENT

ALPHATEC HOLDINGS, INC.
formerly known as
AMI ACQUISITION I CORP.

        THIS STOCKHOLDERS' AGREEMENT, originally dated as of March 17, 2005 (this "Agreement"), is by and among Alphatec Holdings, Inc. (formerly know as AMI Acquisition I Corp.), a Delaware corporation (the "Company"), HealthpointCapital Partners, LP (the "Fund"), and the investors as may from time to time be listed on Schedule I attached hereto (the Fund and such investors are collectively referred to herein as the "Investors").

RECITALS

        WHEREAS, the Investors are beneficial owners of the capital stock of the Company; and

        WHEREAS, the Investors desire to enter into this Agreement to regulate their relationships with regard to the Company and to regulate their relationships among themselves as shareholders of the Company.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1.    Definitions.

        1.01.    Certain Definitions.

        (a)   As used herein, the following capitalized terms shall have the following meanings:

          "Affiliate" means any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party. For purposes of this definition, "control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

          "Board" means the board of directors of the Company.

          "Bring-Along Sale" has the meaning ascribed to such term in Section 4.03.

          "Common Stock" means, collectively, the Series A Common Stock,, the Series A-1 Common Stock, the Series B Common Stock and the Rolling Common Stock, each par value $0.0001 per share, of the Company.

          "Company Indemnified Party" has the meaning ascribed to such term in Section 5.05(b).

          "Cutback Registration" means any Piggyback Registration to be effected as a Public Offering in which the managing underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of shares of capital stock requested to be included in such registration (including shares of capital stock of the Company which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the shares of capital stock to be sold in such Public Offering.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time or from time to time.

          "Financing" means any loan from a Person to the Company pursuant to which the Company issues a promissory note or similar instrument, or shares of capital stock (or warrants, options or other securities convertible into, or exchangeable for, shares of capital stock), or a combination thereof, to such Person.

          "Fund Shares" means any and all shares of Common Stock and Preferred Stock held by the Fund or its Permitted Transferees.

          "Holder" means any owner (beneficial or of record) of any Restricted Securities.

          "Holder Indemnified Party" has the meaning ascribed to such term in Section 5.05(a).

          "Indemnified Party" means any Company Indemnified Party or Holder Indemnified Party, as the case may be, that is entitled to indemnity pursuant to Section 5.05.

          "Indemnifying Party" means a party that is obligated to provide indemnification pursuant to Section 5.05.

          "Joinder Agreement" has the meaning ascribed to such term in Section 4.01(c).

          "Losses" has the meaning ascribed to such term in Section 5.05(a).

          "Permitted Transferee" has the meaning ascribed to such term in Section 4.01(c).

          "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust or unincorporated organization, business, entity or government (or any agency, instrumentality or political subdivision thereof).

          "Piggyback Registration" means any registration of shares of capital stock of the Company under the Securities Act, whether for sale for the account of the Company or for the account of any holder of shares of capital stock of the Company (other than Registrable Securities).

          "Plan" means any stock option, stock grant, equity incentive or similar plan adopted by Board, pursuant to which the Company issues shares of, or options to purchase, capital stock of the Company to its employees, directors or consultants.

          "Preferred Stock" means, collectively, the Series A Preferred Stock, the Series A-1 Preferred Stock and the Series B Preferred Stock, each par value $0.001 per share, of the Company.

          "Proportionate Share" has the meaning ascribed to such term in Section 4.02(b).

          "Proposed Purchaser" has the meaning ascribed to such term in Section 4.02(b).

          "Public Offering" means an underwritten public offering of shares of Common Stock.

          "Registrable Securities" means any shares of Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing, fees of the National Association of Securities Dealers, all registration, filing, qualification and other fees and expenses of complying with securities or bleu sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel and single firm of accountants retained by any Holder, premiums and other costs of policies or insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions or transfer taxes, if any, in respect of Registrable Securities, which shall be payable by any Holder; provided, however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of the Company's personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Restricted Securities" means any shares of Common Stock or Preferred Stock.

          "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

          "Shares" means shares of Common Stock and Preferred Stock.

          "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or by one or more of the Subsidiaries of the Company.

          "Tag-Along Purchase Offer" has the meaning ascribed to such term in Section 4.02(b).

          "Tag-Along Sale" has the meaning ascribed to such term in Section 4.02(b).

        (b)   References herein to the Common Stock outstanding "on a fully diluted basis" at any time means, without duplication, the number of shares of Common Stock then issued and outstanding, assuming full conversion, exercise and exchange of all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock.

        (c)   References to "include" and "including" shall be construed as if followed by the phrase ", without being limited to,".

        1.02.    General Principles of Construction.    Unless otherwise specified herein, (a) "Section" shall refer to a section or subsection of this Agreement, as the context shall require, (b) "herein", "hereunder", "hereby", "hereof" and words of similar import shall refer to this Agreement and any schedules and exhibits hereto taken as a whole, and not just to the specific section in which such term appears, and (c) terms defined in the singular have the appropriate correlative meaning when used in the plural and vice versa.

        SECTION 2.    Corporate Governance.

        2.01.    Number and Identity of Directors.

        (a)   The number of directors of the Company shall initially be one (1). Such number may be increased or decreased, at any time, by the Board.

        (b)   Each Holder agrees that all directors of the Company shall be person nominated, from time to time, by the Holders of a majority of outstanding Fund Shares.

        2.02.    Further Assurances.    Each of the Holders agrees to vote, in person or by proxy, all of the Shares owned by such Holders, at any annual or special meeting of the stockholders of the Company called for the purpose of voting on the election of directors, or by consensual action of Holders without a meeting with respect to the election of directors, in favor of the election of the directors nominated in accordance with this Section. Each Holder shall vote the Shares owned by such Holder and shall take all other actions necessary to ensure that the Certificate of Incorporation and By-laws of the Company do not at any time conflict with the provisions of this Agreement.

        SECTION 3.    Certificate of Incorporation.

        3.01.    Amended Certificate.    The parties hereto acknowledge and agree that in connection with the execution of this Agreement, the Certificate of Incorporation shall be amended to read in its entirety as set forth in Exhibit A hereto.

        SECTION 4.    Transfers of Restricted Securities.

        4.01.    Restrictions on Transfers; Permitted Transferees

        (a)   Each Holder, severally and not jointly, agrees and acknowledges that such Holder will not, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise transfer any Restricted Securities or solicit any offers to purchase or otherwise acquire or make a pledge of any Restricted Securities, except in the case of (i) a sale of Restricted Securities pursuant to an effective registration statement under the Securities Act, (ii) a Tag-Along Sale or (iii) a Bring-Along Sale, in each case otherwise in accordance with this Agreement.

        (b)   Except as specifically contemplated hereby, no Holder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Restricted Securities nor shall any Holder enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Restricted Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Holders of Restricted Securities who are not parties to this Agreement), including but not limited to, agreements or arrangement with respect to the acquisition, disposition or voting of Restricted Securities, nor shall any Holder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Restricted Securities in any manner which is inconsistent with the provisions of this Agreement.

        (c)   None of the restrictions contained in this Agreement with respect to transfers of Restricted Securities shall apply with respect to any transfer or assignment by a Holder to an Affiliate of such Holder, provided such Holder obtains the prior written of the Company to such transfer or assignment (which consent shall not be unreasonably withheld), and provided further that such transferee or assignee (a "Permitted Transferee") shall have executed and delivered to the Company, as a condition precedent to any acquisition of Restricted Securities, a Joinder Agreement substantially in the form of Exhibit B hereto (a "Joinder Agreement") confirming that such Permitted Transferee takes such Restricted Securities subject to all the terms and conditions of this Agreement and agrees to be bound by the terms thereof. The Company shall not transfer upon its books any Restricted Securities to any Person except in accordance with this Agreement. For purposes hereof, the Permitted Transferees of a Holder shall include the Permitted Transferees of such Holder's Permitted Transferees.

        4.02.    Tag-Along Right.

        (a)   If any Holder, or group of Holders, of Fund Shares proposes in a single transaction or a series of related transactions to sell, dispose of or otherwise transfer (except a transfer pursuant to Section 4.01(c) or Rule 144) any Restricted Securities then outstanding (on a fully diluted basis), such

Holder or group of Holders shall refrain from effecting such transaction unless, prior to the consummation thereof, the other Holders shall have been afforded the opportunity to join in such transfer as provided in Section 4.02(b).

        (b)   Prior to the consummation of any transaction subject to the terms of this Section 4.02, the Person or group of Persons (the "Proposed Purchaser") that proposes to acquire Restricted Securities in a transaction subject to Section 4.02(a) (the "Tag-Along Sale") shall offer (the "Tag-Along Purchase Offer") in writing to the other Holders the right to sell out of the total number of Restricted Securities proposed to be acquired in the Tag-Along Sale the same proportion (a "Proportionate Share") of the number of Restricted Securities to be sold as the total number of Restricted Securities owned by the other Holders bears to the total number of Restricted Securities held on such date by the other Holders and the selling Holder or group of Holders, at the some price and on the same terms and conditions as the Proposed Purchaser has offered to such original selling Holder or group of Holders. Each other Holder shall have fifteen (15) days from the receipt of the Tag-Along Purchase Offer in which to accept the Tag-Along Purchase Offer. In the event that a transfer subject to Section 4.02(a) is to be made to a Person other than a Holder, the original selling Holder shall notify the Proposed Purchaser that the transfer is subject to Section 4.02(a) and shall ensure that no transfer is consummated without the Proposed Purchaser first complying with this Section 4.02(b). It shall be the responsibility of each Holder to determine whether any transaction to which it is a party is subject to Section 4.02(a).

        4.03.    Bring-Along Right.    From and after the date forty-five (45) days after the date hereof, if any Holder of Fund Shares proposes to make a bona fide sale (a "Bring-Along Sale") of any Restricted Securities held by such Holder to a third party that is not, and following such sale will not be, an Affiliate of the Fund, and such sale is at a price that, in such Holder's reasonable judgment, is a fair market value price, such Holder shall have the right, exercisable upon fifteen (15) days' prior written notice to the each of other Holders, to require each of such other Holders to sell such Holder's Proportionate Share of Restricted Securities to such third party on the same terms as the Holder of Fund Shares.

        4.04.    Legend on Certificates.    Each outstanding certificate representing Restricted Securities shall bear endorsements reading substantially as follows:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS THEN IN EFFECT), AND IN RELIANCE UPON THE HOLDER'S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE. NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF ALPHATEC HOLDINGS, INC. (THE "COMPANY") UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY (WHICH MAY BE WAIVED BY THE COMPANY), THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED) OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.

    THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH     , 2005, AMONG THE COMPANY AND THE HOLDERS SIGNATORY THERETO. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SAID AGREEMENT.

        4.05.    Preemptive Rights.

        (a)   The Company hereby grants to each Holder a right of first refusal to purchase, with respect to the issuance by the Company or any of its Subsidiaries of new or additional equity securities or securities convertible or exchangeable into, or exercisable for, any such equity securities (collectively, "equity securities"), that portion of such new or additional equity securities as may be necessary in order to permit such Holder to maintain its relative direct or indirect ownership of the aggregate amount of the total equity securities of Company or any of its Subsidiaries then outstanding ("Pro Rata Share"). Such rights of first refusal would be offered to the Holders (such offer, the "Preemptive Rights Offer") pursuant to a written notice from the Company offering the Holders such securities on the same terms and conditions as offered to the other offeree(s) (such written notice, the "Preemptive Rights Notice"). The right of first refusal granted in this Section 4.05 shall not apply to equity securities issued under a Plan or in connection with a Financing or a Public Offering.

        (b)   Each of the Holders would have 10 days from the date of the Company's delivery of the Preemptive Rights Notice to notify the Company in writing of its binding acceptance of such Preemptive Rights Offer with respect to all or any portion of the equity securities which are offered to such party pursuant to such Preemptive Rights Offer.

        SECTION 5.    Piggyback Registrations

        5.01    Right to Include Registrable Securities.    Notwithstanding any limitation contained in Section 4, if the Company at any time proposes after the date hereof to effect a Piggyback Registration, it will each such time give prompt written notice to the Holders of its intention to do so, including a description of the intended method of disposition of the shares of capital stock. Upon the written request of any Holder, the Company shall use commercially reasonable efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register, subject, however, to Section 5.03. Notwithstanding the foregoing, a Holder shall not have a right to effect a Piggyback Registration if such Holder's Registrable Securities are immediately distributable pursuant to Rule 144 or another exemption under the Securities Act.

        5.02.    Registration Expenses.    The Company shall pay all Registration Expenses incurred in connection with each Piggyback Registration.

        5.03.    Priority in Cutback Registrations.    If a Piggyback Registration becomes a Cutback Registration, the Company shall include in such registration, to the extent of the amount of the shares of capital stock which the managing underwriter advises the Company can be sold in such offering, first, the shares of capital stock proposed by the Company to be sold for its own account, and second, any shares of capital stock requested to be included in the registration by holders of such shares, pro rata on the basis of the total number of such shares held by holders thereof. Any shares of capital stock so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

        5.04.    Underwritten Piggyback Offerings.    If the Company at any time proposes to register any of its shares of capital stock in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company shall, subject to the provisions of Section 5.03, use commercially reasonable efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by any Holder among the shares of capital stock to be distributed by such underwriters. Such Holder shall be a party to the underwriting agreement between the Company and such underwriter or underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such Holder. No Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the managing underwriter.

        5.05.    Cross-Indemnifications.

        (a)    Indemnification by the Company.    The Company shall, to the full extent permitted by law, indemnify and hold harmless each Holder and its Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents (each, a "Holder Indemnified Party"), against any losses, claims, damages, expenses or liabilities, joint or several (collectively, "Losses"), to which such Holder Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement of the Company, any preliminary prospectus of the Company, final prospectus of the Company or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company shall reimburse each Holder Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided, however, that the Company shall not be liable to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any such Holder Indemnified Party, and shall survive the transfer of Shares by a Holder. The Company shall also indemnify each other Person that participates (including as an underwriter) in the offering or sale of Registrable Securities, and such Person's Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents, to the same extent as provided above with respect to each Holder.

        (b)    Indemnification by the Holders.    Each Holder shall, to the full extent permitted by law, indemnify and hold harmless the Company and its Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents (each, a "Company Indemnified Party") against any Losses to which the Company or any such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement of the Company, any preliminary prospectus of the Company, final prospectus of the Company or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Company Indemnified Party and shall survive the transfer of such shares by such seller. Such Holder shall also indemnify each other Person that participates (including as an underwriter) in the offering or sale of Registrable Securities, and such Person's Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents, to the same extent as provided above with respect to the Company.

        (c)    Notices of Claims. Etc.    Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 5.05(a) or 5.05(b), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such Sections, give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the Section 5.05(a) or 5.05(b), except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

        (d)    Contribution.    If the indemnity and reimbursement obligation provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.05(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5.05(d). The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 5.05(d) shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this Section 5.04(d). No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

        (e)    Other Indemnification.    Indemnification similar to that specified in this Section 5.05 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of shares of capital stock under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 5.05 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

        (f)    Indemnification Payments.    The indemnification required by this Section 5.05 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

        SECTION 6.    Access and Information

        6.01.    Information and Access.

        (a)   The Company shall furnish to each Holder the following:

            (i)  Within ninety (90) days after the end of each fiscal year, an overview of the Company's holdings as at the end of the fiscal year, which shall include:

            (1)   a balance sheet of the Company;

            (2)   a statement of operations for the year;

            (3)   a statement of cash flows;

            (4)   a statement of changes in stockholders' equity;

            (5)   a statement of the Company's assets; and

            (6)   any other information the Company, after consultation with any Holder requesting the same, deems necessary or appropriate;

           (ii)  Within forty-five (45) days after the end of each of the first three fiscal quarters of each year, a report of the Company setting forth an overview of the Company's holdings as at the end of the fiscal quarter, which shall include the information described in clauses (1) through (6) above.

        (b)   The Company shall (i) afford each Holder or its authorized agents access, at reasonable times, upon reasonable prior notice, to inspect the books and records (including the stock books and records) of the Company and to discuss with senior management of the Company the business and affairs of the Company, and (ii) provide each Holder or its authorized agents with additional information on the financial condition, operations and business of the Company as such Holder shall reasonably request.

        SECTION 7.    Miscellaneous.

        7.01.    Remedies.    The parties to this Agreement acknowledge and agree that the covenants and agreements of the Company and the Holders set forth in this Agreement may be enforced in equity by a decree requiring specific performance or injunctive relief. Such remedies shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

        7.02.    Complete Agreement.    This Agreement represents the complete agreement among the parties hereto as to all matters covered hereby or thereby, and supersedes any prior agreements or understandings (oral or written) between the parties with respect to such matters.

        7.03.    Amendments.    Any provision of this Agreement may be amended or waived only in writing and shall require the written consent of all Holders. In the event that any Holder or the Company shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulation, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Holders and the Company shall use commercially reasonable efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

        7.04.    Captions.    Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

        7.05.    Severability.    The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

        7.06.    No Waiver.    No failure on the part of any party hereunder to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power of privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        7.07.    Notices.

        (a)   All notices under this Agreement must be in writing and may be given by personal delivery, telex, telegram, private courier service or registered or certified mail.

        (b)   A notice is deemed to have been given:

            (i)  by personal delivery, telex or private courier service, as of the day of delivery of the notice to the addressee; and

           (ii)  by mail, as of the fifth (5th) day after the notice is mailed.

        (c)   Notices must be sent to:

            (i)  if to the Company, to:

      Alphatec Holdings, Inc.
      c/o HealthpointCapital Partners, LP
      505 Park Avenue, 12th Floor
      New York, New York 10022
      Attention: John H. Foster

      with a copy to:

      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
      Chrysler Center
      666 Third Avenue
      New York, New York 10017
      Attention: Stephen C. Curley, Esq.

    or such other address or addresses as to which the Holders have been given notice; and

           (ii)  if to the Holders, to the addresses listed on the books of the Company or such other addresses as to which the Company has been given notice.

        7.08.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, legal representatives, heirs and administrators; provided, however, that neither this Agreement nor any rights or duties hereunder may be assigned by any of the parties hereto except in accordance with the express terms and conditions of this Agreement.

        7.09.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principled thereof.

        7.10.    JURISDICTION.

        (a)   ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RESTRUCTURING DOCUMENT AND ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED IN CONNECTION HEREWITH OR THEREWITH MAY BE INSTITUTED IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS GENERALLY (BUT NON-EXCLUSIVELY) TO THE JURISDICTION OF EACH SUCH COURT OF ANY SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY ANY OTHER PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES SPECIFIED PURSUANT TO SECTION 7.07.

        (b)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT NAY NOW OR HEREAFTER HAVE TO LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER RESTRUCTURING DOCUMENT BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (c)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THISAGREEMENT OR ANY OTHER RESTRUCTURING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        7.11.    Termination; Survival.    This Agreement shall terminate, as between any Holder and the other parties hereto, upon disposition of all Restricted Securities held by such Holder pursuant to Section 4 or upon a Public Offering (except that the registration rights granted under Section 5 shall survive a Public Offering). The representations, warranties, covenants and agreements of any Holder contained in Section 5.05(b), and of the Company contained in Section 5.05(a), shall survive any such termination.

        7.12.    Counterparts.    This Agreement may be executed with counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

(Continued on Next Page)

        IN WITNESS WHEREOF, the parties hereto have executed, or cause to be executed by their duly authorized officers, this Agreement as of the date first above written.

ALPHATEC HOLDINGS, INC.*
By:	/s/ JOHN H. FOSTER Name: John H. Foster Title: Chairman and CEO
HEALTHPOINTCAPITAL PARTNERS, LP
By:	HGP, LLC, its general partner
	By:	/s/ JOHN H. FOSTER Name: John H. Foster Title: Managing Director

*
On its own behalf and as attorney-in-fact for the investors listed on Schedule I hereto.

SCHEDULE I

Names of Investors

Schedule I to Exhibit 4.2

Alphatec Holdings Inc.
Schedule I to
Stockholders' Agreement

Stockholders

Series A Preferred

1	Federal Insurance Company (Chubb)
2	[***]
3	[***]
4	[***]
Sub-Total Series A
Series A-1 Preferred
5	[***]
[***]
6	[***]
7	[***]
8	[***]
9	[***]
10	[***]
11	[***]
12	[***]
13	[***]
14	[***]
[***]
15	[***]
16	[***]
17	[***]
[***]
18	[***]
19	[***]
20	[***]
21	[***]
22	[***]
23	[***]
24	[***]
25	[***]
26	[***]
27	[***]
28	[***]
29	[***]
30	Ian Molson
31	[***]
[***]
32	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

2	[***]
33	[***]
34	[***]
35	[***]
37	[***]
38	[***]
39	[***]
39	[***]
40	[***]
41	[***]
43	[***]
44	[***]
45	[***]
46	[***]
47	[***]
48	[***]
49	[***]
50	[***]
51	Hiscock, Ronald
52	[***]
53	[***]
54	[***]
55	[***]
56	[***]
57	[***]
58	[***]
59	[***]
60	[***]
61	[***]
62	[***]
63	[***]
64	[***]
65	[***]
[***]
66	[***]
67	[***]
68	Northcutt, Trent
69	[***]
70	[***]
71	[***]
72	[***]
[***]
74	[***]
75	[***]
76	[***]
77	[***]
78	[***]
79	[***]
80	[***]
81	[***]
82	[***]
3	[***]
4	[***]
[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

83	[***]
84	[***]
85	[***]
Sub-Total Series A
Exchange Stockholders (no preferred)
Equity Rollover — Stockholders
86	[***]
87	[***]
88	[***]
89	[***]
90	[***]
91	Eleanor Adam
92	Nicholas J. Adam
93	Alexander Jay Adam
94	Richard Mortimer Adam
Equity Rollover — Employees
95	[***]
96	[***]
97	Gen Yoshimi
98	Shunshiro Yoshimi
Sub-Total Exchange Stockholders
Series B Preferred
99	HealthpointCapital Partners, L.P.
Sub-Total Series B
TOTAL
Management Pool (shares & options)
Series C	100	[***]
Series C	101	[***]
Series C	102	[***]
Series C	103	[***]
Series C	104	[***]
Series C	105	[***]
Series C	106	[***]
Series C	107	[***]
Series C	108	[***]
Series C	109	[***]
Series C	110	[***]
Series C	111	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

Series C	112	[***]
Series C	113	[***]
Series C	114	[***]
Series C	115	[***]
Series C	116	[***]
Series C	117	[***]
Series C	118	[***]
Series C	119	[***]
Series C	120	[***]
Series C	121	[***]
Series C	122	Floyd Pastor
Series C	123	[***]
Series C	124	[***]
Series C	125	[***]
Series C	126	[***]
Series C	127	[***]
Series C	128	[***]
Series C	129	[***]
Series C	131	[***]
Series C	132	[***]
Series C	133	[***]
Series C	134	[***]
Series C	135	[***]
Series C Total
(1)
[***] is related to [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

        TRA 2142883v.1

EXHIBIT A

Certificate of Incorporation

EXHIBIT B

Form of Joinder Agreement

        In consideration of issuance to him/her/it of shares of capital stock of Alphatec Holdings, Inc. (the "Company"),                         (the "Additional Holder") and the Company hereby agree that, as of the date written below, the Additional Holder shall become a party as a Holder to the Stockholders' Agreement (the "Stockholders' Agreement") dated as of March     , 2005 by and among the Company, HealthpointCapital Partners, L.P. and the other investors signatory thereto. The Additional Holder agrees to be bound by the terms and provisions of the Stockholders' Agreement as though he/she/it were an original party thereto and were included in the definition of "Holders" as used therein.

Dated:

ALPHATEC HOLDINGS, INC.
By:

Name:
Title:

Additional Holder

QuickLinks

STOCKHOLDERS' AGREEMENT ALPHATEC HOLDINGS, INC. formerly known as AMI ACQUISITION I CORP.
Alphatec Holdings Inc. Schedule I to Stockholders' Agreement
Stockholders